                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                  Form 8 - K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 9, 2001

--------------------------------------------------------------------------------


                                 LUIGINO'S, INC.

             (Exact name of registrant as specified in its charter)


        Minnesota                   333-76569                   59-3015985
(State of incorporation)     (Commission file number)        (I.R.S. Employer
                                                          Identification Number)



                              525 Lake Avenue South
                                Duluth, MN 55802
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (218) 723-5555


                                 Not Applicable
          (Former name or former address, if changed since last report)

         This amendment is being filed to revise Item 7 in the Current Report on Form 8-K filed February 22, 2001 to include the financial statements and pro forma financial information required by paragraphs (a) and (b) of Item 7 which were omitted from the Current Report as initially filed in accordance with paragraph (a)(4) of Item 7.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND NOTES

                                                                                            PAGE
(a)      Index to the All American Gourmet Business Financial Statements

         Statements of Assets to be Acquired and Liabilities to be Assumed as
         of December 31, 2000 and 1999...................................................     3

         Statements of Direct Revenue and Direct Expenses for Years Ended
         December 31, 2000 and 1999......................................................     4

         Notes to Financial Statements...................................................     5

         Report of Independent Accountants...............................................     8

(b)      Index to Unaudited Condensed Consolidated Pro Forma Financial Statements

         Pro Forma Unaudited Condensed Consolidated Financial Information -
         General.........................................................................     9

         Pro Forma Unaudited Condensed Consolidated Balance Sheet
         As of December 31, 2000.........................................................    10

         Pro Forma Unaudited Condensed Consolidated Statement of
         Operations for Fiscal Year Ended December 31, 2000..............................    11

         Notes to Pro Forma Unaudited Condensed Consolidated
         Financial Statements............................................................    12

         Signature Page..................................................................    14

(c)      Exhibit Index...................................................................    15

                        The All-American Gourmet Business
        Statements of Assets to be Acquired and Liabilities to be Assumed
                                As of December 31
                                 (in thousands)

                                                                   2000        1999
                              Assets to be Acquired

Inventories                                                      $  7,691   $ 13,002
Intangible assets, net of accumulated amortization                121,418    124,102
                                                                 --------   --------

         Total assets to be acquired                              129,109    137,104
                                                                 --------   --------

                            Liabilities to be Assumed

Liabilities to be assumed                                             -          -
                                                                 --------   --------

Excess of assets to be acquired over liabilities to be assumed   $129,109   $137,104
                                                                 ========   ========


   The accompanying notes are an integral part of these financial statements.

                        The All-American Gourmet Business
                Statements of Direct Revenues and Direct Expenses
                             Years Ended December 31
                                 (in thousands)

                                                   2000       1999

Direct revenues                                  $120,742   $142,785

Direct expenses:
         Cost of sales                             79,035     88,815
         Selling and distribution                  14,591     15,881
         Marketing and promotions                  12,800     10,300
         General and administrative                 5,313      8,363
                                                 --------   --------

                 Total direct expenses            111,739    123,359
                                                 --------   --------

Excess of direct revenues over direct expenses   $  9,003   $ 19,426
                                                 ========   ========


   The accompanying notes are an integral part of these financial statements.

                         Notes to Financial Statements
                          December 31, 2000 and 1999


1.       Organization

         The All-American Gourmet Business (the "Business") is comprised of all of the assets of the All-American Gourmet Business (AAG), (a wholly owned subsidiary of Heinz Frozen Food Company (HFF)), and certain assets held by HFF (a wholly owned subsidiary of the H.J. Heinz Company (Heinz)). On February 9, 2001, Luigino's Inc. (the "Company") completed its purchase of AAG, and agreed to purchase certain assets of HFF (together, the Business). In connection with the sale of the Business to the Company, HFF and the Company entered into a co-pack agreement whereby HFF agreed to produce and supply products to the Company for a two-year period.

         The Business manufactures frozen entrees and side dishes under the names "Budget Gourmet" and "Budget Gourmet Value Classics".


2.       Summary of Significant Accounting Policies

         Financial Statement Presentation
         Separate financial statements for the Business do not exist, and it would be impractical to prepare such statements. As such, the Securities and Exchange Commission has agreed to accept, as satisfaction of Rules 3-05 of Regulation S-X, the accompanying statements of assets to be acquired and liabilities to be assumed and the accompanying statements of direct revenues and direct expenses, which will be included in the filing of a form 8-K by the Company. These statements have been prepared from HFF's historical accounting records, based on the terms of the sales agreement between the Company and HFF, and are presented on a "carve-out" basis. Certain assets and liabilities and revenues and expenses of HFF have been excluded from this presentation since they have not been purchased by the Company. Accordingly, the accompanying financial statements are not intended to represent a full presentation of the financial position, results of operations and cash flows, in accordance with accounting principles generally accepted in the United States of America.

         Certain estimates, assumptions and allocations were made in determining the financial statement information. Therefore, the accompanying financial statements may not necessarily be indicative of the results of operations that would have existed had the Business operated as a separate, independent company from the first day of all periods presented, nor may they be indicative of the financial condition or results of operations of the Business going forward.

         Inventory on the statements of assets to be acquired and liabilities to be assumed, includes only two of the four product lines produced by the Business, as only these product lines are being acquired. Likewise, the statements of direct revenues and direct expenses include only the direct revenues and direct expenses related to the product lines being acquired.

         Inventory
         Inventory, which consists of finished goods, is valued at the lower of cost or market, with cost determined principally using the average cost method.

         Intangible Assets
         Intangible assets consist of trademarks, logos, patents, copyrights, recipes, customer lists and the excess of the cost over the fair value of net assets of previously purchased businesses (goodwill). Intangible assets are amortized on a straight-line basis over the estimated useful life of the asset, not to exceed 40 years. Amortization of intangible assets amounted to $3,577 in 2000 and 1999.

         The Business continually evaluates the carrying value of its intangible assets. Any impairment would be recognized when the expected future operating cash flows derived from such intangible assets are less than their carrying value.

         Revenue Recognition
         The Business recognizes revenue when title, ownership and risk of loss passes to the customer.

         Use of Estimates
         The preparation of accompanying financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the accompanying financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Marketing and Promotion Expenses
         Marketing expenses are comprised of promotion and advertising costs. Advertising costs are generally expensed in the year in which the advertising first takes place.


3.       Carve-Out Financial Statements

         The Statements of Direct Revenue and Direct Expenses include information that has been presented on a "carve-out" basis. Certain estimates, assumptions and allocations were made in determining such financial statement information. These financial statements may not necessarily be indicative of the results of operations that would have existed or will exist in the future assuming the Business was operated as a separate, independent company. The following is noted with respect to the carve-out financial statements:

         o No interest expense nor income taxes have been allocated to the Business' financial statements.

         o Production costs, included in cost of sales and inventory, include allocations of:

                  - Raw material purchase price variances based upon the Business' actual usage of raw materials to total usage.

                  - Variable overhead variances based upon the Business' ratio of variable overhead at standard cost to total variable overhead.

         o Freight and storage costs were allocated to the Business based on shipment data supplied to HFF by a third-party warehouse.

         o Certain miscellaneous promotional expenses were allocated to HFF's brands, including the Business, based on estimates prepared by management.

         o Certain of HFF's general and administrative expenses are allocated to the Business. Total costs allocated include charges for salaries of corporate officers and staff and other HFF corporate overhead. These amounts were allocated based on a percent of revenue which represents a reasonable allocation of HFF's corporate overhead.

         The Business' management believes that the allocation methods described above are reasonable in each of the circumstances above. The amounts, by year, of the allocations described above are as follows:


                                                 2000       1999

         Purchase price variance               $(2,506)   $(2,662)
         Variable overhead variance                679       (200)
         Freight and storage                       -          -
         Miscellaneous promotional expenses        828        638
         General and administrative expenses     6,574      9,727
                                               -------    -------

                                               $ 5,575    $ 7,503
                                               =======    =======

                        Report of Independent Accountants


To the Board of Directors of
Luigino's Inc.

We have audited the accompanying Statements of Assets to be Acquired and Liabilities to be Assumed and the Statements of Direct Revenues and Direct Expenses (the Statements) of The All-American Gourmet Business (the Business) at December 31, 2000 and 1999, and for the years then ended. These financial statements are the responsibility of the Business' management. Our responsibility is to express an opinion on the Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (as the information contained herein will be incorporated into a Form 8-K filing by Luigino's Inc.) as described in Note 2 and are not intended to be a complete presentation of the Business' assets and liabilities or revenues and expenses.

In our opinion, the Statements referred to above present fairly, in all material respects, the assets to be acquired and liabilities to be assumed of the All-American Gourmet Business as of December 31, 2000 and 1999, and their direct revenues and direct expenses for the years then ended, as described in Note 2, in conformity with accounting principles generally accepted in the United States of America.

PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania

March 31, 2001

          Pro Forma Unaudited Condensed Financial Information - General

On February 9, 2001, Luigino's, Inc. (the "Company") acquired The All-American Gourmet Business ("AAG"). AAG is comprised of all of the assets of The All-American Gourmet Company and certain assets held by Heinz Frozen Food. AAG is the owner of certain intellectual property rights including logos, trademarks, patent licenses, product formulas, quality specifications, customer lists and marketing materials for the Budget Gourmet brands of frozen entrees.

The accompanying pro forma unaudited condensed consolidated balance sheet as of December 31, 2000 and the pro forma unaudited condensed consolidated statement of operations for the year ended December 31, 2000 are presented to illustrate the estimated effects of the acquisition of the capital stock of AAG by the Company. The pro forma unaudited condensed consolidated balance sheet has been prepared as if the purchase and related financing occurred on December 31, 2000. The pro forma unaudited condensed consolidated statement of operations has been prepared as if the transaction occurred on January 3, 2000.

These financial statements do not purport to present results which would actually have been obtained if the acquisition had been in effect on December 31, 2000 and January 3, 2000, or any future results which may in fact be realized. The financial statements should be read in conjunction with the accompanying notes and historical financial statements of AAG contained herein.

                         LUIGINO'S, INC. AND SUBSIDIARY
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                             (Amounts in thousands)

                                                            Luigino's Inc.  Acquisition of   Pro Forma    Luigino's Inc.
                                                              Historical         AAG        Adjustments     Pro Forma
                                                            --------------  --------------  -----------   --------------
ASSETS
Current Assets:
       Cash and cash equivalents                               $     313      $     -       $     -         $     313
       Receivable, net of allowance for doubtful
         accounts of $145                                         26,441            -             -            26,441
       Inventories                                                19,066          7,691           -            26,757
       Prepaid expenses and other                                  2,163            -             -             2,163
                                                               ---------      ---------     ---------       ---------
            Total current assets                                  47,983          7,691           -            55,674
                                                               ---------      ---------     ---------       ---------

Property, Plant and Equipment
       Land                                                           22            -             -                22
       Buildings and improvements                                 16,818            -             -            16,818
       Machinery and equipment                                   111,390            -             -           111,390
       Office equipment and leasehold improvements                 5,566            -             -             5,566
       Construction in progress                                    1,552            -             -             1,552
       Less: Accumulated depreciation                            (45,550)           -             -           (45,550)
                                                               ---------      ---------     ---------       ---------
             Net property, plant and equipment                    89,798            -             -            89,798
                                                               ---------      ---------     ---------       ---------

Other Assets:
       Receivables from shareholders                               5,891            -             -             5,891
       Deferred costs, principally debt issuance costs             4,587            -           2,000 (4)       6,587
       Restricted cash                                               709            -             -               709
       Goodwill and other, net of accumulated amortization           -          121,418       (54,418)(1)      67,000
                                                               ---------      ---------     ---------       ---------
              Total other assets                                  11,187        121,418       (52,418)         80,187
                                                               ---------      ---------     ---------       ---------

Total Assets                                                   $ 148,968      $ 129,109     $ (52,418)      $ 225,659
                                                               =========      =========     =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
       Current maturities of long-term debt                    $   2,450      $     -       $   7,500 (4)   $   9,950
       Account payable                                            16,461            -           7,691 (2)      24,152
       Accrued expenses                                           13,857            -             -            13,857
                                                               ---------      ---------     ---------       ---------
              Total current liabilities                           32,768            -          15,191          47,959

Long-Term Debt, less current maturities                          116,948            -          61,500 (4)     178,448
                                                               ---------      ---------     ---------       ---------

              Total liabilities                                  149,716            -          76,691         226,407

Stockholders' Equity (Deficit)                                      (748)       129,109      (129,109)(6)        (748)
                                                               ---------      ---------     ---------       ---------

Total Liabilities and Stockholders' Equity (Deficit)           $ 148,968      $ 129,109     $ (52,418)      $ 225,659
                                                               =========      =========     =========       =========

    The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

                         LUIGINO'S, INC. AND SUBSIDIARY
       PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000
                             (Amounts in thousands)

                                           Historical
                                   --------------------------     Pro Forma   Luigino's Inc.
                                   Luigino's, Inc.    AAG        Adjustments    Pro Forma
                                   ---------------  ---------    -----------  --------------
Net Sales                            $ 271,143      $ 120,742     $     -       $ 391,885
Cost of Goods Sold                     160,453         79,035           -         239,488
                                     ---------      ---------     ---------     ---------

      Gross Profit                     110,690         41,707           -         152,397
                                     ---------      ---------     ---------     ---------

Operating (Income) Expenses:
      Selling and promotional           65,591         27,391           -          92,982
      General and administrative        26,061          5,313         7,750 (3)    39,124
                                     ---------      ---------     ---------     ---------
      Total operating expenses          91,652         32,704         7,750       132,106
                                     ---------      ---------     ---------     ---------

Operating Income                        19,038          9,003        (7,750)       20,291

Other (Income) Expense:
     Interest expense, net              12,926            -           6,256 (5)    19,182
     Other, net                           (543)           -             -            (543)
                                     ---------      ---------     ---------     ---------
     Total other expenses               12,383            -           6,256        18,639
                                     ---------      ---------     ---------     ---------

Net Income                           $   6,655      $   9,003     $ (14,006)    $   1,652
                                     =========      =========     =========     =========


    The accompanying notes are an integral part of these pro forma unaudited condensed consolidated financial statements.

                                 LUIGINO'S, INC.
                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                             (Amounts in Thousands)


1.       BASIS OF PREPARATION

         On February 9, 2001 the Company acquired all of the outstanding capital stock of The All-American Gourmet Business (AAG) from Heinz Frozen Food Company (HFF). At the date of closing, the only assets owned by AAG were intangible assets consisting of trademarks, logos, patent licenses, product formulas, quality specifications, customer lists, and marketing materials. The Company also agreed to purchase certain finished goods inventory from the former parent, HFF, over a six-month period following closing.

         The Company's acquisition was accounted for by using the purchase method. The purchase price was allocated to the acquired assets and assumed liabilities based on a preliminary determination of the fair values of the assets purchased and liabilities assumed. The purchase price and related acquisition costs exceeded the preliminary fair values assigned by approximately $69,000, which excess may be amortized over periods ranging from two to twenty years on a straight-line basis. The pro forma acquisition amounts included for AAG are preliminary and subject to change. Management is in the process of gathering information to value certain intangibles. Accordingly, the preliminary purchase price allocation is subject to change as the final purchase price changes and when additional valuation information is obtained.

2.       DEBT

         The Company funded the purchase price through a new $100,000 credit facility which replaced its existing revolving credit facility. The new credit facility includes (a) a $60,000 term loan with maturity for each of the five years subsequent to December 31, 2000 of $7,500, $10,000, $13,250, $13,250 and $16,000, and (b) a $40,000 revolving credit facility expiring on December 31, 2005, subject to certain borrowing base limitations. The initial net proceeds of the credit facility were used to refinance the existing bank indebtedness of the Company, finance the acquisition, and pay related fees and expenses.

         Borrowings under the term loan and revolving credit facility bear interest at 2.25% to 3.25% over the rate offered to major banks in London Interbank Eurodollar market ("Eurodollar Rate"), based on a leverage ratio calculated on a quarterly basis. Advances through October 2, 2001 will bear the interest at the Eurodollar Rate plus 3.25%. The Company also pays a fee of 0.375% to 0.50% on the unused daily balance of the revolver based on a leverage ratio calculated on a quarterly basis.

         The new credit facility contains various restrictive covenants which among other matters, requires the Company to maintain minimum fixed charge coverage ratio, a maximum total leverage ratio, a maximum senior leverage ratio and a minimum EBITDA, all as defined. The credit agreement also limits additional indebtedness, capital expenditures and cash dividends.


3.       PRO FORMA ADJUSTMENTS

         The accompanying pro forma unaudited condensed consolidated balance sheet and statement of operations reflect adjustments for the items described in Notes 1 and 3 and the following adjustments:

                                                                           Fiscal Year Ended
                                                                           -----------------
                                                                           December 31, 2000
                                                                           -----------------
         (1) To eliminate prior goodwill book values and to record .......     $ (54,418)
             intangible assets to fair value

         (2) To recognize the obligation on inventory purchases agreement      $   7,691

         (3) To reflect the amortization of intangibles over two
             to twenty year life .........................................     $   7,750

         (4) To record the aggregate consideration of acquisition financed with debt
                  - Debt fees and expenses ...............................     $   2,000
                  - Current portion of long-term debt ....................     $   7,500
                  - Long-term debt .......................................     $  61,500

         (5) To reflect the increased interest expense resulting from the
             Company financing the acquisition with bank borrowing .......     $   6,256

         (6) To eliminate historical equity in predecessor company .......     $(129,109)

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   April 20, 2001                          LUIGINO'S, INC.


                                                 By: /s/ Thomas W. Knuesel
                                                    ----------------------------
                                                     Thomas W. Knuesel
                                                     Chief Financial Officer

                                  EXHIBIT INDEX


2.1 Purchase Agreement, dated as of February 9, 2001, between Luigino's, Inc. and Heinz Frozen Food Company (incorporated by reference to
         Exhibit 2.1 to the Company's Current Report on Form 8-K filed on February 22, 2001).

2.2 Co-Pack Agreement, dated as of February 9, 2001, between Luigino's, Inc. and Heinz Frozen Food Company (incorporated by reference to
         Exhibit 2.2 to the Company's Current Report on Form 8-K filed on February 22, 2001).